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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Form 8-K of Eclipsys Corporation of our report dated March 13, 1998, except for Note 12 as to which the date is October 28, 1998, with respect to our audits of the consolidated financial statements of Health VISION, Inc. for the years ended December 31, 1996 and 1997 included in Eclipsys' Form S-4 (333-68353) filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------



Walnut Creek, California
January 7, 1999